Exhibit 4(v)
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                                        USAA CONTRACT CONTROL NUMBER: 0000129507
                                       USAA AMENDMENT CONTROL NUMBER: 0000134483


                                AMENDMENT NO. 02
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 02 made as of the 1st day of December 2003 to the Investment Subadvisory Agreement made as of the 18th day of October, 2002, and amended and restated as of the 1st day of May, 2003, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and WELLINGTON MANAGEMENT COMPANY, LLP, a limited liability partnership organized under the laws of the Commonwealth of Massachusetts and having its principal place of business in Boston, Massachusetts (Wellington Management), with respect to services provided to certain series of USAA Mutual Fund, Inc.

            IMCO and Wellington Management agree to modify and amend the Amended and Restated Investment Subadvisory Agreement described above (Agreement) as follows:

            1. NEW FUND. IMCO hereby appoints Wellington Management as an investment subadviser of the USAA Small Cap Stock Fund on the terms and conditions set forth in the Agreement.

            2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Company for which Wellington Management is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A (revised 12/01/03) attached hereto.

            3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Wellington Management with respect to each Fund, is hereby replaced in its entirety by Schedule B (revised 12/01/03) attached hereto.

            4.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, IMCO and Wellington Management have caused this Amendment No. 02 to be executed as of the date first set forth above.

Attest:                                     USAA INVESTMENT MANAGEMENT
                                            COMPANY


By:   /s/ Mark S. Howard                    By: /s/ Christopher W. Claus
      ------------------------------           --------------------------------
Name:  Mark S. Howard                       Name:  Christopher W. Claus
Title: Secretary                            Title: President


                                                  /s/ Sean E. Thomas
                                            By: ------------------------------
                                            Name:  Sean E. Thomas
                                            Title: Authorized Signatory

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Attest:                                     WELLINGTON MANAGEMENT COMPANY, LLP


By:  /s/ John Bruno                        By:    /s/ Brendan J. Swords
   ---------------------------------            ------------------------------
Name: John Bruno                            Name: Brendan J. Swords
Title: Vice President                       Title: Senior Vice President

                                   SCHEDULE A

                               (REVISED 12/01/03)



FUND                                           EFFECTIVE DATE

USAA GROWTH & INCOME FUND                      OCTOBER 18, 2002
USAA SCIENCE & TECHNOLOGY FUND                 OCTOBER 18, 2002
USAA SMALL CAP STOCK FUND                      DECEMBER 1, 2003


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                                   SCHEDULE B

                               (REVISED 12/01/03)

                                      FEES

                                     RATE PER ANNUM OF THE AVERAGE DAILY NET
      FUND ACCOUNT                         ASSETS OF THE FUND ACCOUNT
USAA Growth & Income Fund             0.20%
USAA Science & Technology Fund        0.45%  - First $100 million
                                      0.35%  - Amounts above $100 million
USAA Small Cap Stock Fund             0.70%